UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 23, 2008	Commission File Number: 0-15204

National Bankshares, Inc.

(Exact name of Registrant as specified in its charter)

Virginia	54-1375874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Hubbard Street

Blacksburg, VA 24060

(Address of principal executive offices)

(540) 951-6300

Registrant’s telephone number, including area code

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ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;

ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL

OFFICERS

(b) Departure of Principal Officer.

Effective May 23, 2008, J. Robert Buchanan resigned his position as Treasurer (Chief Financial Officer) of National Bankshares, Inc. and as Chief Operating Officer and Chief Financial Officer of the Company’s wholly-owned subsidiary, the National Bank of Blacksburg.

(c) Appointment of Principal Officer.

Effective May 23, 2008, the Company’s Executive Vice President, F. Brad Denardo, was appointed as interim Treasurer (Chief Financial Officer) of National Bankshares, Inc. to serve in that position while a search is conducted for a permanent replacement. Additional information about Mr. Denardo, including his age, business experience, compensation and ownership of Company stock is included in National Bankshares’ 2008 Annual Report on Form 10-K and in the Definitive Proxy for its 2008 Annual Meeting of Shareholders, both filed on March 8, 2008, both of which are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibits

99.1 National Bankshares, Inc. Press Release dated May 23, 2008, announcing the resignation of the Company’s Treasurer (Chief Financial Officer) J. Robert Buchanan and the appointment of F. Brad Denardo as its interim Treasurer and Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:	May 23, 2008

By: /s/ JAMES G. RAKES
James G. Rakes Chairman President and CEO

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